Exhibit 10.6
BASE CONTRACT FOR SALE AND PURCHASE OF NATURAL GAS DATED AS OF NOVEMBER 8, 2010 BETWEEN CHEVRON NATURAL GAS, A DIVISION OF CHEVRON U.S.A. INC. AND ATLAS RESOURCES, LLC, VIKING RESOURCES, LLC, AND RESOURCE ENERGY, LLC. SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED, AS MARKED BY THREE ASTERISKS (***), BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
[Redacted Copy]
Specific terms in this exhibit have been redacted, as marked by three asterisks (***), because confidential treatment for those terms has been requested. The redacted material has been separately filed with the
Securities and Exchange Commission.
BASE CONTRACT FOR SALE AND PURCHASE OF NATURAL GAS
DATED AS OF NOVEMBER 8, 2010
between
CHEVRON NATURAL GAS, A DIVISION OF CHEVRON U.S.A. INC.
and
ATLAS RESOURCES, LLC, VIKING RESOURCES, LLC,
AND RESOURCE ENERGY, LLC

Exhibit 10.6
Base Contract for Sale and Purchase of Natural Gas
This Base Contract is entered into as of the following date: November 8, 2010. The parties to this Base Contract are the following:

Chevron Natural Gas, a division of Chevron USA Inc. P.O. Box 4700, Houston, Texas 77210	and	ATLAS RESOURCES, LLC, VIKING RESOURCES, LLC and RESOURCE ENERGY, LLC 1845 Walnut Street, Suite 1000. Philadelphia, PA 19103
Duns Number:		Duns Number:
Contract Number:		Contract Number:
U.S. Federal Tax ID Number:		U.S. Federal Tax ID Number:
Notices:
Chevron Natural Gas, a division of Chevron USA Inc.

Attn: Contract Administration		Attn: James B. Toth, Gas Marketing
Phone: Fax:		Phone: Fax:

Confirmations:
Chevron Natural Gas, a division of Chevron USA Inc.		Same as above
Attn: Confirmation Department		Attn:
Phone: Fax:		Phone: Fax:

Invoices and Payments:
Chevron Natural Gas, a division of Chevron USA Inc.		Same as above
Attn: NAFSC — Gas Marketing Accounting		Attn:

Phone: Fax:		Phone: Fax:

Wire Transfer or ACH Numbers (if applicable):
BANK: BANK:
ABA:		ABA:
ACCT:		ACCT:
Other Details:

This Base Contract incorporates by reference for all purposes the General Terms and Conditions for Sale and Purchase of Natural Gas published by the North American Energy Standards Board. The parties hereby agree to the following provisions offered in said General Terms and Conditions. In the event the parties fail to check a box, the specified default provision shall apply. Select only one box from each section:

Section 1.2	☑	Oral (default)	Section 7.2	☑	25th Day of Month following Month of delivery (default)
Transaction Procedure	☐	Written	Payment Date	☐	_____ Day of Month following Month of delivery
Section 2.5	☑	2 Business Days after receipt (default)	Section 7.2	☑	Wire transfer (default)
Confirm Deadline	☐	_____ Business Days after receipt	Method of Payment	☐	Automated Clearinghouse Credit (ACH)
				☐	Check
Section 2.6	☐	Seller (default)	Section 7.7	☑	Netting applies (default)
Confirming	☐	Buyer	Netting	☐	Netting does not apply
Party	☑	Chevron Natural Gas, a division of CUSA
Section 3.2	☐	Cover Standard (default)	Section 10.3.1	☑	Early Termination Damages Apply (default)
Performance Obligation	☑	Spot Price Standard	Early Termination Damages	☐	Early Termination Damages Do Not Apply
Note: The following Spot Price Publication applies to both of the immediately preceding.			Section 10.3.2 Other Agreement Setoffs	☑ ☐	Other Agreement Setoffs Apply (default) Other Agreement Setoffs Do Not Apply
Section 2.26	☑	Gas Daily Midpoint (default)	Section 14.5
Spot Price Publication	☐		Choice Of Law		New York
Section 6	☑	Buyer Pays At and After Delivery Point (default)	Section 14.10	☑	Confidentiality applies (default)
Taxes	☐	Seller Pays Before and At Delivery Point	Confidentiality	☐	Confidentiality does not apply
☑ Special Provisions Number of sheets attached:
☐ Addendum(s):
IN WITNESS WHEREOF, the parties hereto have executed this Base Contract in duplicate.

Chevron Natural Gas, a division of Chevron U.S.A. Inc.		ATLAS RESOURCES, LLC, VIKING RESOURCES, LLC
RESOURCE ENERGY, LLC (severally and not jointly)

By	/s/ E J Ellzey	By	/s/ Matthew A. Jones

Name:	E.J. Ellzey	Name:	Matthew A. Jones
Title:	Attorney-in-Fact	Title:	Chief Financial Officer

Copyright © 2002 North American Energy Standards Board, Inc.	NAESB Standard 6.3.1
All Rights Reserved	April 19, 2002

General Terms and Conditions
Base Contract for Sale and Purchase of Natural Gas
SECTION 1. PURPOSE AND PROCEDURES
1.1. These General Terms and Conditions are intended to facilitate purchase and sale transactions of Gas on a Firm or Interruptible basis. “Buyer” refers to the party receiving Gas and “Seller” refers to the party delivering Gas. The entire agreement between the parties shall be the Contract as defined in Section 2.7.
The parties have selected either the “Oral Transaction Procedure” or the “Written Transaction Procedure” as indicated on the Base Contract.
Oral Transaction Procedure:
1.2. The parties will use the following Transaction Confirmation procedure. Any Gas purchase and sale transaction may be effectuated in an EDI transmission or telephone conversation with the offer and acceptance constituting the agreement of the parties. The parties shall be legally bound from the time they so agree to transaction terms and may each rely thereon. Any such transaction shall be considered a “writing” and to have been “signed”. Notwithstanding the foregoing sentence, the parties agree that Confirming Party shall, and the other party may, confirm a telephonic transaction by sending the other party a Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means within three Business Days of a transaction covered by this Section 1.2 (Oral Transaction Procedure) provided that the failure to send a Transaction Confirmation shall not invalidate the oral agreement of the parties. Confirming Party adopts its confirming letterhead, or the like, as its signature on any Transaction Confirmation as the identification and authentication of Confirming Party. If the Transaction Confirmation contains any provisions other than those relating to the commercial terms of the transaction (i.e., price, quantity, performance obligation, delivery point, period of delivery and/or transportation conditions), which modify or supplement the Base Contract or General Terms and Conditions of this Contract (e.g., arbitration or additional representations and warranties), such provisions shall not be deemed to be accepted pursuant to Section 1.3 but must be expressly agreed to by both parties; provided that the foregoing shall not invalidate any transaction agreed to by the parties.
Written Transaction Procedure:
1.2. The parties will use the following Transaction Confirmation procedure. Should the parties come to an agreement regarding a Gas purchase and sale transaction for a particular Delivery Period, the Confirming Party shall, and the other party may, record that agreement on a Transaction Confirmation and communicate such Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means, to the other party by the close of the Business Day following the date of agreement. The parties acknowledge that their agreement will not be binding until the exchange of nonconflicting Transaction Confirmations or the passage of the Confirm Deadline without objection from the receiving party, as provided in Section 1.3.
1.3. If a sending party’s Transaction Confirmation is materially different from the receiving party’s understanding of the agreement referred to in Section 1.2, such receiving party shall notify the sending party via facsimile, EDI or mutually agreeable electronic means by the Confirm Deadline, unless such receiving party has previously sent a Transaction Confirmation to the sending party. The failure of the receiving party to so notify the sending party in writing by the Confirm Deadline constitutes the receiving party’s agreement to the terms of the transaction described in the sending party’s Transaction Confirmation. If there are any material differences between timely sent Transaction Confirmations governing the same transaction, then neither Transaction Confirmation shall be binding until or unless such differences are resolved including the use of any evidence that clearly resolves the differences in the Transaction Confirmations. In the event of a conflict among the terms of (i) a binding Transaction Confirmation pursuant to Section 1.2, (ii) the oral agreement of the parties which may be evidenced by a recorded conversation, where the parties have selected the Oral Transaction Procedure of the Base Contract, (iii) the Base Contract, and (iv) these General Terms and Conditions, the terms of the documents shall govern in the priority listed in this sentence.
1.4. The parties agree that each party may electronically record all telephone conversations with respect to this Contract between their respective employees, without any special or further notice to the other party. Each party shall obtain any necessary consent of its agents and employees to such recording. Where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, the parties agree not to contest the validity or enforceability of telephonic recordings entered into in accordance with the requirements of this Base Contract. However, nothing herein shall be construed as a waiver of any objection to the admissibility of such evidence.
SECTION 2. DEFINITIONS
The terms set forth below shall have the meaning ascribed to them below. Other terms are also defined elsewhere in the Contract and shall have the meanings ascribed to them herein.
2.1. “Alternative Damages” shall mean such damages, expressed in dollars or dollars per MMBtu, as the parties shall agree upon in the Transaction Confirmation, in the event either Seller or Buyer fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer.
2.2. “Base Contract” shall mean a contract executed by the parties that incorporates these General Terms and Conditions by reference; that specifies the agreed selections of provisions contained herein; and that sets forth other information required herein and any Special Provisions and addendum(s) as identified on page one.
2.3. “British thermal unit” or “Btu” shall mean the International BTU, which is also called the Btu (IT).

Copyright © 2002 North American Energy Standards Board, Inc.	NAESB Standard 6.3.1
All Rights Reserved	April 19, 2002

2.4. “Business Day” shall mean any day except Saturday, Sunday or Federal Reserve Bank holidays.
2.5. “Confirm Deadline” shall mean 5:00 p.m. in the receiving party’s time zone on the second Business Day following the Day a Transaction Confirmation is received or, if applicable, on the Business Day agreed to by the parties in the Base Contract; provided, if the Transaction Confirmation is time stamped after 5:00 p.m. in the receiving party’s time zone, it shall be deemed received at the opening of the next Business Day.
2.6. “Confirming Party” shall mean the party designated in the Base Contract to prepare and forward Transaction Confirmations to the other party.
2.7. “Contract” shall mean the legally-binding relationship established by (i) the Base Contract, (ii) any and all binding Transaction Confirmations and (iii) where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, any and all transactions that the parties have entered into through an EDI transmission or by telephone, but that have not been confirmed in a binding Transaction Confirmation.
2.8. “Contract Price” shall mean the amount expressed in U.S. Dollars per MMBtu to be paid by Buyer to Seller for the purchase of Gas as agreed to by the parties in a transaction.
2.9. “Contract Quantity” shall mean the quantity of Gas to be delivered and taken as agreed to by the parties in a transaction.
2.10. “Cover Standard”, as referred to in Section 3.2, shall mean that if there is an unexcused failure to take or deliver any quantity of Gas pursuant to this Contract, then the performing party shall use commercially reasonable efforts to (i) if Buyer is the performing party, obtain Gas, (or an alternate fuel if elected by Buyer and replacement Gas is not available), or (ii) if Seller is the performing party, sell Gas, in either case, at a price reasonable for the delivery or production area, as applicable, consistent with: the amount of notice provided by the nonperforming party; the immediacy of the Buyer’s Gas consumption needs or Seller’s Gas sales requirements, as applicable; the quantities involved; and the anticipated length of failure by the nonperforming party.
2.11. “Credit Support Obligation(s)” shall mean any obligation(s) to provide or establish credit support for, or on behalf of, a party to this Contract such as an irrevocable standby letter of credit, a margin agreement, a prepayment, a security interest in an asset, a performance bond, guaranty, or other good and sufficient security of a continuing nature.
2.12. “Day” shall mean a period of 24 consecutive hours, coextensive with a “day” as defined by the Receiving Transporter in a particular transaction.
2.13. “Delivery Period” shall be the period during which deliveries are to be made as agreed to by the parties in a transaction.
2.14. “Delivery Point(s)” shall mean such point(s) as are agreed to by the parties in a transaction.
2.15. “EDI” shall mean an electronic data interchange pursuant to an agreement entered into by the parties, specifically relating to the communication of Transaction Confirmations under this Contract.
2.16. “EFP” shall mean the purchase, sale or exchange of natural Gas as the “physical” side of an exchange for physical transaction involving gas futures contracts. EFP shall incorporate the meaning and remedies of “Firm”, provided that a party’s excuse for nonperformance of its obligations to deliver or receive Gas will be governed by the rules of the relevant futures exchange regulated under the Commodity Exchange Act.
2.17. “Firm” shall mean that either party may interrupt its performance without liability only to the extent that such performance is prevented for reasons of Force Majeure; provided, however, that during Force Majeure interruptions, the party invoking Force Majeure may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by the Transporter.
2.18. “Gas” shall mean any mixture of hydrocarbons and noncombustible gases in a gaseous state consisting primarily of methane.
2.19. “Imbalance Charges” shall mean any fees, penalties, costs or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter’s balance and/or nomination requirements.
2.20. “Interruptible” shall mean that either party may interrupt its performance at any time for any reason, whether or not caused by an event of Force Majeure, with no liability, except such interrupting party may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by Transporter.
2.21. “MMBtu” shall mean one million British thermal units, which is equivalent to one dekatherm.
2.22. “Month” shall mean the period beginning on the first Day of the calendar month and ending immediately prior to the commencement of the first Day of the next calendar month.
2.23. “Payment Date” shall mean a date, as indicated on the Base Contract, on or before which payment is due Seller for Gas received by Buyer in the previous Month.
2.24. “Receiving Transporter” shall mean the Transporter receiving Gas at a Delivery Point, or absent such receiving Transporter, the Transporter delivering Gas at a Delivery Point.
2.25. “Scheduled Gas” shall mean the quantity of Gas confirmed by Transporter(s) for movement, transportation or management.
2.26. “Spot Price “ as referred to in Section 3.2 shall mean the price listed in the publication indicated on the Base Contract, under the listing applicable to the geographic location closest in proximity to the Delivery Point(s) for the relevant Day; provided, if there is no single price published for such location for such Day, but there is published a range of prices, then the Spot Price shall be the average of such high and low prices. If no price or range of prices is published for such Day, then the Spot Price shall be the average of the following: (i) the price (determined as stated above) for the first Day for which a price or range of prices is published that next precedes the relevant Day; and (ii) the price (determined as stated above) for the first Day for which a price or range of prices is published that next follows the relevant Day.

Copyright © 2002 North American Energy Standards Board, Inc.	NAESB Standard 6.3.1
All Rights Reserved	April 19, 2002

2.27. “Transaction Confirmation” shall mean a document, similar to the form of Exhibit A, setting forth the terms of a transaction formed pursuant to Section 1 for a particular Delivery Period.
2.28. “Termination Option” shall mean the option of either party to terminate a transaction in the event that the other party fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer for a designated number of days during a period as specified on the applicable Transaction Confirmation.
2.29. “Transporter(s)” shall mean all Gas gathering or pipeline companies, or local distribution companies, acting in the capacity of a transporter, transporting Gas for Seller or Buyer upstream or downstream, respectively, of the Delivery Point pursuant to a particular transaction.
SECTION 3. PERFORMANCE OBLIGATION
3.1. Seller agrees to sell and deliver, and Buyer agrees to receive and purchase, the Contract Quantity for a particular transaction in accordance with the terms of the Contract. Sales and purchases will be on a Firm or Interruptible basis, as agreed to by the parties in a transaction.
The parties have selected either the “Cover Standard” or the “Spot Price Standard” as indicated on the Base Contract.
Cover Standard:
3.2. The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the positive difference, if any, between the purchase price paid by Buyer utilizing the Cover Standard and the Contract Price, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller for such Day(s); or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in the amount equal to the positive difference, if any, between the Contract Price and the price received by Seller utilizing the Cover Standard for the resale of such Gas, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually taken by Buyer for such Day(s); or (iii) in the event that Buyer has used commercially reasonable efforts to replace the Gas or Seller has used commercially reasonable efforts to sell the Gas to a third party, and no such replacement or sale is available, then the sole and exclusive remedy of the performing party shall be any unfavorable difference between the Contract Price and the Spot Price, adjusted for such transportation to the applicable Delivery Point, multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller and received by Buyer for such Day(s). Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated.
Spot Price Standard:
3.2. The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the Contract Price from the Spot Price; or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the applicable Spot Price from the Contract Price. Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated.
3.3. Notwithstanding Section 3.2, the parties may agree to Alternative Damages in a Transaction Confirmation executed in writing by both parties.
3.4. In addition to Sections 3.2 and 3.3, the parties may provide for a Termination Option in a Transaction Confirmation executed in writing by both parties. The Transaction Confirmation containing the Termination Option will designate the length of nonperformance triggering the Termination Option and the procedures for exercise thereof, how damages for nonperformance will be compensated, and how liquidation costs will be calculated.
SECTION 4. TRANSPORTATION, NOMINATIONS, AND IMBALANCES
4.1. Seller shall have the sole responsibility for transporting the Gas to the Delivery Point(s). Buyer shall have the sole responsibility for transporting the Gas from the Delivery Point(s).
4.2. The parties shall coordinate their nomination activities, giving sufficient time to meet the deadlines of the affected Transporter(s). Each party shall give the other party timely prior Notice, sufficient to meet the requirements of all Transporter(s) involved in the transaction, of the quantities of Gas to be delivered and purchased each Day. Should either party become aware that actual deliveries at the Delivery Point(s) are greater or lesser than the Scheduled Gas, such party shall promptly notify the other party.

Copyright © 2002 North American Energy Standards Board, Inc.	NAESB Standard 6.3.1
All Rights Reserved	April 19, 2002

4.3. The parties shall use commercially reasonable efforts to avoid imposition of any Imbalance Charges. If Buyer or Seller receives an invoice from a Transporter that includes Imbalance Charges, the parties shall determine the validity as well as the cause of such Imbalance Charges. If the Imbalance Charges were incurred as a result of Buyer’s receipt of quantities of Gas greater than or less than the Scheduled Gas, then Buyer shall pay for such Imbalance Charges or reimburse Seller for such Imbalance Charges paid by Seller. If the Imbalance Charges were incurred as a result of Seller’s delivery of quantities of Gas greater than or less than the Scheduled Gas, then Seller shall pay for such Imbalance Charges or reimburse Buyer for such Imbalance Charges paid by Buyer.
SECTION 5. QUALITY AND MEASUREMENT
All Gas delivered by Seller shall meet the pressure, quality and heat content requirements of the Receiving Transporter. The unit of quantity measurement for purposes of this Contract shall be one MMBtu dry. Measurement of Gas quantities hereunder shall be in accordance with the established procedures of the Receiving Transporter.
SECTION 6. TAXES

The parties have selected either “Buyer Pays At and After Delivery Point” or “Seller Pays Before and At Delivery Point” as indicated on the Base Contract.
Buyer Pays At and After Delivery Point:
Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority (“Taxes”) on or with respect to the Gas prior to the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas at the Delivery Point(s) and all Taxes after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party’s responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.
Seller Pays Before and At Delivery Point:
Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority (“Taxes”) on or with respect to the Gas prior to the Delivery Point(s) and all Taxes at the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party’s responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.
SECTION 7. BILLING, PAYMENT, AND AUDIT
7.1. Seller shall invoice Buyer for Gas delivered and received in the preceding Month and for any other applicable charges, providing supporting documentation acceptable in industry practice to support the amount charged. If the actual quantity delivered is not known by the billing date, billing will be prepared based on the quantity of Scheduled Gas. The invoiced quantity will then be adjusted to the actual quantity on the following Month’s billing or as soon thereafter as actual delivery information is available.
7.2. Buyer shall remit the amount due under Section 7.1 in the manner specified in the Base Contract, in immediately available funds, on or before the later of the Payment Date or 10 Days after receipt of the invoice by Buyer; provided that if the Payment Date is not a Business Day, payment is due on the next Business Day following that date. In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with this Section 7.2.
7.3. In the event payments become due pursuant to Sections 3.2 or 3.3, the performing party may submit an invoice to the nonperforming party for an accelerated payment setting forth the basis upon which the invoiced amount was calculated. Payment from the nonperforming party will be due five Business Days after receipt of invoice.
7.4. If the invoiced party, in good faith, disputes the amount of any such invoice or any part thereof, such invoiced party will pay such amount as it concedes to be correct; provided, however, if the invoiced party disputes the amount due, it must provide supporting documentation acceptable in industry practice to support the amount paid or disputed. In the event the parties are unable to resolve such dispute, either party may pursue any remedy available at law or in equity to enforce its rights pursuant to this Section.
7.5. If the invoiced party fails to remit the full amount payable when due, interest on the unpaid portion shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.
7.6. A party shall have the right, at its own expense, upon reasonable Notice and at reasonable times, to examine and audit and to obtain copies of the relevant portion of the books, records, and telephone recordings of the other party only to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under the Contract. This right to examine, audit, and to obtain copies shall not be available with respect to proprietary information not directly relevant to transactions under this Contract. All invoices and billings shall be conclusively presumed final and accurate and all associated claims for under- or overpayments shall be deemed waived unless such invoices or billings are objected to in writing, with adequate explanation and/or documentation, within two years after the Month of Gas delivery. All retroactive adjustments under Section 7 shall be paid in full by the party owing payment within 30 Days of Notice and substantiation of such inaccuracy.
7.7. Unless the parties have elected on the Base Contract not to make this Section 7.7 applicable to this Contract, the parties shall net all undisputed amounts due and owing, and/or past due, arising under the Contract such that the party owing the greater amount shall make a single payment of the net amount to the other party in accordance with Section 7; provided that no payment required to be made pursuant to the terms of any Credit Support Obligation or pursuant to Section 7.3 shall be subject to netting under this Section. If the parties have executed a separate netting agreement, the terms and conditions therein shall prevail to the extent inconsistent herewith.

Copyright © 2002 North American Energy Standards Board, Inc.	NAESB Standard 6.3.1
All Rights Reserved	April 19, 2002

SECTION 8. TITLE, WARRANTY, AND INDEMNITY
8.1. Unless otherwise specifically agreed, title to the Gas shall pass from Seller to Buyer at the Delivery Point(s). Seller shall have responsibility for and assume any liability with respect to the Gas prior to its delivery to Buyer at the specified Delivery Point(s). Buyer shall have responsibility for and any liability with respect to said Gas after its delivery to Buyer at the Delivery Point(s).
8.2. Seller warrants that it will have the right to convey and will transfer good and merchantable title to all Gas sold hereunder and delivered by it to Buyer, free and clear of all liens, encumbrances, and claims. EXCEPT AS PROVIDED IN THIS SECTION 8.2 AND IN SECTION 14.8, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE, ARE DISCLAIMED.
8.3. Seller agrees to indemnify Buyer and save it harmless from all losses, liabilities or claims including reasonable attorneys’ fees and costs of court (“Claims”), from any and all persons, arising from or out of claims of title, personal injury or property damage from said Gas or other charges thereon which attach before title passes to Buyer. Buyer agrees to indemnify Seller and save it harmless from all Claims, from any and all persons, arising from or out of claims regarding payment, personal injury or property damage from said Gas or other charges thereon which attach after title passes to Buyer.
8.4. Notwithstanding the other provisions of this Section 8, as between Seller and Buyer, Seller will be liable for all Claims to the extent that such arise from the failure of Gas delivered by Seller to meet the quality requirements of Section 5.
SECTION 9. NOTICES
9.1. All Transaction Confirmations, invoices, payments and other communications made pursuant to the Base Contract (“Notices”) shall be made to the addresses specified in writing by the respective parties from time to time.
9.2. All Notices required hereunder may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.
9.3. Notice shall be given when received on a Business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending party’s receipt of its facsimile machine’s confirmation of successful transmission. If the day on which such facsimile is received is not a Business Day or is after five p.m. on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving party. Notice via first class mail shall be considered delivered five Business Days after mailing.
SECTION 10. FINANCIAL RESPONSIBILITY
10.1. If either party (“X”) has reasonable grounds for insecurity regarding the performance of any obligation under this Contract (whether or not then due) by the other party (“Y”) (including, without limitation, the occurrence of a material change in the creditworthiness of Y), X may demand Adequate Assurance of Performance. “Adequate Assurance of Performance” shall mean sufficient security in the form, amount and for the term reasonably acceptable to X, including, but not limited to, a standby irrevocable letter of credit, a prepayment, a security interest in an asset or a performance bond or guaranty (including the issuer of any such security).
10.2. In the event (each an “Event of Default”) either party (the “Defaulting Party”) or its guarantor shall: (i) make an assignment or any general arrangement for the benefit of creditors; (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iii) otherwise become bankrupt or insolvent (however evidenced); (iv) be unable to pay its debts as they fall due; (v) have a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets; (vi) fail to perform any obligation to the other party with respect to any Credit Support Obligations relating to the Contract; (vii) fail to give Adequate Assurance of Performance under Section 10.1 within 48 hours but at least one Business Day of a written request by the other party; or (viii) not have paid any amount due the other party hereunder on or before the second Business Day following written Notice that such payment is due; then the other party (the “Non-Defaulting Party”) shall have the right, at its sole election, to immediately withhold and/or suspend deliveries or payments upon Notice and/or to terminate and liquidate the transactions under the Contract, in the manner provided in Section 10.3, in addition to any and all other remedies available hereunder.
10.3. If an Event of Default has occurred and is continuing, the Non-Defaulting Party shall have the right, by Notice to the Defaulting Party, to designate a Day, no earlier than the Day such Notice is given and no later than 20 Days after such Notice is given, as an early termination date (the “Early Termination Date”) for the liquidation and termination pursuant to Section 10.3.1 of all transactions under the Contract, each a “Terminated Transaction”. On the Early Termination Date, all transactions will terminate, other than those transactions, if any, that may not be liquidated and terminated under applicable law or that are, in the reasonable opinion of the Non-Defaulting Party, commercially impracticable to liquidate and terminate (“Excluded Transactions”), which Excluded Transactions must be liquidated and terminated as soon thereafter as is reasonably practicable, and upon termination shall be a Terminated Transaction and be valued consistent with Section 10.3.1 below. With respect to each Excluded Transaction, its actual termination date shall be the Early Termination Date for purposes of Section 10.3.1.

Copyright © 2002 North American Energy Standards Board, Inc.	NAESB Standard 6.3.1
All Rights Reserved	April 19, 2002

The parties have selected either “Early Termination Damages Apply” or “Early Termination Damages Do Not Apply” as indicated on the Base Contract.
Early Termination Damages Apply:
10.3.1. As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, (i) the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract and (ii) the Market Value, as defined below, of each Terminated Transaction. The Non-Defaulting Party shall (x) liquidate and accelerate each Terminated Transaction at its Market Value, so that each amount equal to the difference between such Market Value and the Contract Value, as defined below, of such Terminated Transaction(s) shall be due to the Buyer under the Terminated Transaction(s) if such Market Value exceeds the Contract Value and to the Seller if the opposite is the case; and (y) where appropriate, discount each amount then due under clause (x) above to present value in a commercially reasonable manner as of the Early Termination Date (to take account of the period between the date of liquidation and the date on which such amount would have otherwise been due pursuant to the relevant Terminated Transactions).
For purposes of this Section 10.3.1, “Contract Value” means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the Contract Price, and “Market Value” means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the market price for a similar transaction at the Delivery Point determined by the Non-Defaulting Party in a commercially reasonable manner. To ascertain the Market Value, the Non-Defaulting Party may consider, among other valuations, any or all of the settlement prices of NYMEX Gas futures contracts, quotations from leading dealers in energy swap contracts or physical gas trading markets, similar sales or purchases and any other bona fide third-party offers, all adjusted for the length of the term and differences in transportation costs. A party shall not be required to enter into a replacement transaction(s) in order to determine the Market Value. Any extension(s) of the term of a transaction to which parties are not bound as of the Early Termination Date (including but not limited to “evergreen provisions”) shall not be considered in determining Contract Values and Market Values. For the avoidance of doubt, any option pursuant to which one party has the right to extend the term of a transaction shall be considered in determining Contract Values and Market Values. The rate of interest used in calculating net present value shall be determined by the Non-Defaulting Party in a commercially reasonable manner.
Early Termination Damages Do Not Apply:
10.3.1. As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract.
The parties have selected either “Other Agreement Setoffs Apply” or “Other Agreement Setoffs Do Not Apply” as indicated on the Base Contract.
Other Agreement Setoffs Apply:
10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff (i) any Net Settlement Amount owed to the Non-Defaulting Party against any margin or other collateral held by it in connection with any Credit Support Obligation relating to the Contract; or (ii) any Net Settlement Amount payable to the Defaulting Party against any amount(s) payable by the Defaulting Party to the Non-Defaulting Party under any other agreement or arrangement between the parties.
Other Agreement Setoffs Do Not Apply:
10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff any Net Settlement Amount owed to the Non-Defaulting Party against any margin or other collateral held by it in connection with any Credit Support Obligation relating to the Contract.
10.3.3. If any obligation that is to be included in any netting, aggregation or setoff pursuant to Section 10.3.2 is unascertained, the Non-Defaulting Party may in good faith estimate that obligation and net, aggregate or setoff, as applicable, in respect of the estimate, subject to the Non-Defaulting Party accounting to the Defaulting Party when the obligation is ascertained. Any amount not then due which is included in any netting, aggregation or setoff pursuant to Section 10.3.2 shall be discounted to net present value in a commercially reasonable manner determined by the Non-Defaulting Party.
10.4. As soon as practicable after a liquidation, Notice shall be given by the Non-Defaulting Party to the Defaulting Party of the Net Settlement Amount, and whether the Net Settlement Amount is due to or due from the Non-Defaulting Party. The Notice shall include a written statement explaining in reasonable detail the calculation of such amount, provided that failure to give such Notice shall not affect the validity or enforceability of the liquidation or give rise to any claim by the Defaulting Party against the Non-Defaulting Party. The Net Settlement Amount shall be paid by the close of business on the second Business Day following such Notice, which date shall not be earlier than the Early Termination Date. Interest on any unpaid portion of the Net Settlement Amount shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

Copyright © 2002 North American Energy Standards Board, Inc.	NAESB Standard 6.3.1
All Rights Reserved	April 19, 2002

10.5. The parties agree that the transactions hereunder constitute a “forward contract” within the meaning of the United States Bankruptcy Code and that Buyer and Seller are each “forward contract merchants” within the meaning of the United States Bankruptcy Code.
10.6. The Non-Defaulting Party’s remedies under this Section 10 are the sole and exclusive remedies of the Non-Defaulting Party with respect to the occurrence of any Early Termination Date. Each party reserves to itself all other rights, setoffs, counterclaims and other defenses that it is or may be entitled to arising from the Contract.
10.7. With respect to this Section 10, if the parties have executed a separate netting agreement with close-out netting provisions, the terms and conditions therein shall prevail to the extent inconsistent herewith.
SECTION 11. FORCE MAJEURE
11.1. Except with regard to a party’s obligation to make payment(s) due under Section 7, Section 10.4, and Imbalance Charges under Section 4, neither party shall be liable to the other for failure to perform a Firm obligation, to the extent such failure was caused by Force Majeure. The term “Force Majeure” as employed herein means any cause not reasonably within the control of the party claiming suspension, as further defined in Section 11.2.
11.2. Force Majeure shall include, but not be limited to, the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic region, such as low temperatures which cause freezing or failure of wells or lines of pipe; (iii) interruption and/or curtailment of Firm transportation and/or storage by Transporters; (iv) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, insurrections or wars; and (v) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, regulation, or policy having the effect of law promulgated by a governmental authority having jurisdiction. Seller and Buyer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance.
11.3. Neither party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected by any or all of the following circumstances: (i) the curtailment of interruptible or secondary Firm transportation unless primary, in-path, Firm transportation is also curtailed; (ii) the party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; or (iii) economic hardship, to include, without limitation, Seller’s ability to sell Gas at a higher or more advantageous price than the Contract Price, Buyer’s ability to purchase Gas at a lower or more advantageous price than the Contract Price, or a regulatory agency disallowing, in whole or in part, the pass through of costs resulting from this Agreement; (iv) the loss of Buyer’s market(s) or Buyer’s inability to use or resell Gas purchased hereunder, except, in either case, as provided in Section 11.2; or (v) the loss or failure of Seller’s gas supply or depletion of reserves, except, in either case, as provided in Section 11.2. The party claiming Force Majeure shall not be excused from its responsibility for Imbalance Charges.
11.4. Notwithstanding anything to the contrary herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be within the sole discretion of the party experiencing such disturbance.
11.5. The party whose performance is prevented by Force Majeure must provide Notice to the other party. Initial Notice may be given orally; however, written Notice with reasonably full particulars of the event or occurrence is required as soon as reasonably possible. Upon providing written Notice of Force Majeure to the other party, the affected party will be relieved of its obligation, from the onset of the Force Majeure event, to make or accept delivery of Gas, as applicable, to the extent and for the duration of Force Majeure, and neither party shall be deemed to have failed in such obligations to the other during such occurrence or event.
11.6. Notwithstanding Sections 11.2 and 11.3, the parties may agree to alternative Force Majeure provisions in a Transaction Confirmation executed in writing by both parties.
SECTION 12. TERM
This Contract may be terminated on 30 Day’s written Notice, but shall remain in effect until the expiration of the latest Delivery Period of any transaction(s). The rights of either party pursuant to Section 7.6 and Section 10, the obligations to make payment hereunder, and the obligation of either party to indemnify the other, pursuant hereto shall survive the termination of the Base Contract or any transaction.
SECTION 13. LIMITATIONS
FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY. A PARTY’S LIABILITY HEREUNDER SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, A PARTY’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

Copyright © 2002 North American Energy Standards Board, Inc.	NAESB Standard 6.3.1
All Rights Reserved	April 19, 2002

SECTION 14. MISCELLANEOUS
14.1. This Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, and heirs of the respective parties hereto, and the covenants, conditions, rights and obligations of this Contract shall run for the full term of this Contract. No assignment of this Contract, in whole or in part, will be made without the prior written consent of the non-assigning party (and shall not relieve the assigning party from liability hereunder), which consent will not be unreasonably withheld or delayed; provided, either party may (i) transfer, sell, pledge, encumber, or assign this Contract or the accounts, revenues, or proceeds hereof in connection with any financing or other financial arrangements, or (ii) transfer its interest to any parent or affiliate by assignment, merger or otherwise without the prior approval of the other party. Upon any such assignment, transfer and assumption, the transferor shall remain principally liable for and shall not be relieved of or discharged from any obligations hereunder.
14.2. If any provision in this Contract is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Contract.
14.3. No waiver of any breach of this Contract shall be held to be a waiver of any other or subsequent breach.
14.4. This Contract sets forth all understandings between the parties respecting each transaction subject hereto, and any prior contracts, understandings and representations, whether oral or written, relating to such transactions are merged into and superseded by this Contract and any effective transaction(s). This Contract may be amended only by a writing executed by both parties.
14.5. The interpretation and performance of this Contract shall be governed by the laws of the jurisdiction as indicated on the Base Contract, excluding, however, any conflict of laws rule which would apply the law of another jurisdiction.
14.6. This Contract and all provisions herein will be subject to all applicable and valid statutes, rules, orders and regulations of any governmental authority having jurisdiction over the parties, their facilities, or Gas supply, this Contract or transaction or any provisions thereof.
14.7. There is no third party beneficiary to this Contract.
14.8. Each party to this Contract represents and warrants that it has full and complete authority to enter into and perform this Contract. Each person who executes this Contract on behalf of either party represents and warrants that it has full and complete authority to do so and that such party will be bound thereby.
14.9. The headings and subheadings contained in this Contract are used solely for convenience and do not constitute a part of this Contract between the parties and shall not be used to construe or interpret the provisions of this Contract.
14.10. Unless the parties have elected on the Base Contract not to make this Section 14.10 applicable to this Contract, neither party shall disclose directly or indirectly without the prior written consent of the other party the terms of any transaction to a third party (other than the employees, lenders, royalty owners, counsel, accountants and other agents of the party, or prospective purchasers of all or substantially all of a party’s assets or of any rights under this Contract, provided such persons shall have agreed to keep such terms confidential) except (i) in order to comply with any applicable law, order, regulation, or exchange rule, (ii) to the extent necessary for the enforcement of this Contract, (iii) to the extent necessary to implement any transaction, or (iv) to the extent such information is delivered to such third party for the sole purpose of calculating a published index. Each party shall notify the other party of any proceeding of which it is aware which may result in disclosure of the terms of any transaction (other than as permitted hereunder) and use reasonable efforts to prevent or limit the disclosure. The existence of this Contract is not subject to this confidentiality obligation. Subject to Section 13, the parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with this confidentiality obligation. The terms of any transaction hereunder shall be kept confidential by the parties hereto for one year from the expiration of the transaction.
In the event that disclosure is required by a governmental body or applicable law, the party subject to such requirement may disclose the material terms of this Contract to the extent so required, but shall promptly notify the other party, prior to disclosure, and shall cooperate (consistent with the disclosing party’s legal obligations) with the other party’s efforts to obtain protective orders or similar restraints with respect to such disclosure at the expense of the other party.
14.11 The parties may agree to dispute resolution procedures in Special Provisions attached to the Base Contract or in a Transaction Confirmation executed in writing by both parties.
DISCLAIMER: The purposes of this Contract are to facilitate trade, avoid misunderstandings and make more definite the terms of contracts of purchase and sale of natural gas. Further, NAESB does not mandate the use of this Contract by any party. NAESB DISCLAIMS AND EXCLUDES, AND ANY USER OF THIS CONTRACT ACKNOWLEDGES AND AGREES TO NAESB’S DISCLAIMER OF, ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THIS CONTRACT OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE (WHETHER OR NOT NAESB KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. EACH USER OF THIS CONTRACT ALSO AGREES THAT UNDER NO CIRCUMSTANCES WILL NAESB BE LIABLE FOR ANY DIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY USE OF THIS CONTRACT.

Copyright © 2002 North American Energy Standards Board, Inc.	NAESB Standard 6.3.1
All Rights Reserved	April 19, 2002

TRANSACTION CONFIRMATION FOR IMMEDIATE DELIVERY	EXHIBIT A

Letterhead/Logo	Date: , _____
Transaction Confirmation #:
This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated                     . The terms of this Transaction Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Base Contract.

SELLER:	BUYER:

Attn:	Attn:

Phone:	Phone:

Fax:	Fax:

Base Contract No.	Base Contract No.

Transporter:	Transporter:

Transporter Contract Number:	Transporter Contract Number:

Contract Price: $  _____  /MMBtu or

Delivery Period: Begin: , _____	End: , _____
Performance Obligation and Contract Quantity: (Select One)

Firm (Fixed Quantity):	Firm (Variable Quantity):	Interruptible:
_____ MMBtus/day	_____ MMBtus/day Minimum	Up to _____ MMBtus/day
☐ EFP	_____ MMBtus/day Maximum
subject to Section 4.2. at election of
☐ Buyer or ☐ Seller
Delivery Point(s):
(If a pooling point is used, list a specific geographic and pipeline location):
Special Conditions:

Seller:	Buyer:

By:	By:

Title:	Title:

Date:	Date:

Copyright © 2002 North American Energy Standards Board, Inc.	NAESB Standard 6.3.1
All Rights Reserved	April 19, 2002

SPECIAL PROVISIONS
Attached to and Forming Part of
That certain Base Contract for Sale and Purchase of Natural Gas
By and between Atlas Resources, LLC, Viking Resources, LLC and Resource Energy, LLC (“Seller”)
and
Chevron Natural Gas, a division of Chevron U.S.A. Inc. (“Buyer”
Dated as of November 8, 2010
These Special Provisions hereby modify, supplement and amend the Base Contract, dated and ratified as of November 8, 2010. The Base Contract, as modified by these Special Provisions, shall apply to all transactions (oral or written) between the Parties for the purchase and sale of Gas (each a “Transaction”). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Base Contract.
1. Amendment to Section 1.4 of the Base Contract: Section 1.4 is amended by adding the following as the last sentence: “Such recording and the terms and conditions described therein, if otherwise admissible, shall be the controlling evidence for the parties’ agreement with respect to a particular transaction.”
2. Amendments to Section 2 of the Base Contract:
a. Section 2 is amended by adding the following new definitions in alphabetical order:
“Credit Support Document” shall mean any guaranty, security agreement or instrument, such as a letter of credit or similar undertaking, pursuant to which one party or such party’s Credit Support Provider meets any Credit Support Obligation under the Contract.
“Credit Support Provider” means the provider of credit support on behalf of a party for the benefit of the other party.”
b. The definition of “Cover Standard” is amended by deleting the following parenthetical from the first sentence “(or an alternate fuel if elected by Buyer and replacement Gas is not available)”.
3. Amendment to Section 6 of the Base Contract: The language in Section 6 under the box entitled “Buyer Pays At and After Delivery Point” is amended by deleting the language in its entirety and replacing it with the following language:
Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority (“Taxes”) which may now or hereafter be imposed on or with respect to the Gas prior to the Delivery Point(s). The Contract Price is inclusive of all production, severance, ad valorem or other Taxes levied on or with respect to the Gas prior to its delivery to Buyer at the Delivery Point(s), and all such Taxes shall be borne and paid exclusively by Seller; provided however (a) if any governmental authority requires Buyer to remit such Taxes to the collecting authority, Buyer may do so and may deduct such Taxes paid from payments otherwise due to Seller hereunder, and (b) Buyer and Seller agree that the Contract Price stated in each Transaction Confirmation includes reimbursement to the producer of the Gas for state severance tax that is due on the Gas sold under such Transaction Confirmation.
Buyer shall pay or cause to be paid all Taxes which may now or hereafter be imposed on or with respect to the Gas at the Delivery Point(s) and all Taxes after the Delivery Point(s). The Contract Price does not include any federal, Indian, state, or local sales, use, utility, consumption or other similar Taxes which may now or hereafter be imposed on the transfer of title, possession or risk of loss of the Gas to Buyer or on Buyer’s subsequent use or disposition thereof, and all such Taxes shall be borne and paid exclusively by Buyer. If any governmental authority requires Seller to remit such Taxes to the collecting authority, Buyer shall promptly reimburse Seller for such Taxes.

Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.
4. Amendments to Section 10 of the Base Contract:
a. Section 10.1 is amended by adding “or its Credit Support Provider” after the words “other party (“Y”)”” in the first sentence and by deleting the phrase “a performance bond” in the second sentence.
b. Section 10.2 is amended by deleting the word “or” which precedes “(viii)” and inserting the following at the end of clause (viii): “(ix) breach any representation or warranty made by that party pursuant to this Contract, any Credit Support Obligation or any documentation delivered or entered into connection herewith or therewith in any material respect; (x) repudiate, disaffirm, disclaim, or reject, in whole or in part, or challenge the validity of this Contract or any Credit Support Obligation; or (xi) consolidate, or amalgamate with, or merge with or into, or transfer all or substantially all its assets to another entity and, at the time of such consolidation, amalgamation, merger or transfer (A) the resulting, surviving or transferee entity fails to assume all the obligations of such party or its Credit Support Provider under this Contract or the Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to any agreement reasonably satisfactory to the other party to this Contract; (B) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Contract; or (C) the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of predecessor or its Credit Support Provider immediately before that action then such event.”
c. Section 10.3 is amended by inserting “in its sole discretion” after the word “right” in the first sentence.
d. Section 10.3.3 is amended by adding the following to the end of the Section: “This setoff provision shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which the Non-Defaulting Party or any of the Non-Defaulting Party’s Affiliates is at any time otherwise entitled (whether by operation of law, contract, or otherwise).”
e. The following as Section 10.8:
“If Seller becomes responsible for any severance or similar Taxes enacted and effective after the effective date of this Contract relating to the Gas supplied or to be supplied to Buyer pursuant to this Contract (a “New Tax”) and the New Tax cannot be directly passed through to, or be reimbursed by, another person or entity, then Seller shall be entitled to declare an Early Termination Date (defined in Section 10.3) with respect to those Transactions affected by the New Taxes (“Affected Transactions”) in accordance with the Section 10 of this Contract, subject to the following conditions: (i) the Seller must give the other party (the “Non-Affected Party”) at least thirty (30) days prior written notice of its intent to declare an Early Termination Date (which notice shall be given no later than ninety (90) days after the later of the enactment or effective date of the relevant New Tax) and, pending such Early Termination Date, each party shall attempt to reach a mutual agreement as to the sharing of the New Tax, and (ii) if a mutual sharing agreement is not reached, the Early Termination Date shall take effect and all Affected Transactions shall be terminated and be subject to the same Early Termination Date. Prior to any such Early Termination Date, New Taxes shall be allocated as if they were Taxes as provided in Section 6. Nothing shall obligate or cause either party to pay or be liable to pay any Tax or New Tax(es) for which it is exempt under the law.”

5. Amendments to Section 11 of the Base Contract:
a. Section 11.2 is amended by adding the following at the end of clause (i) after “lines of pipe” and before the semi-colon: “(expressly including the owned- and third-party gathering systems and treatment plants used to gather and/or treat such party’s gas)”.
6. Amendment to Section 12 of the Base Contract: Section 12 is amended by deleting the second sentence in its entirety and replacing it with the following: “The rights of either party pursuant to Sections 7.6, 10 and 13, the obligations to make payment hereunder or to pay or reimburse Taxes pursuant to Section 6, and the obligations of either party to indemnify the other, pursuant hereto shall survive the termination of the Base Contract or any transaction.”
7. Amendment to Section 14 of the Base Contract: Section 14 is amended by adding the following new Section 14.12
14.12. “Index Transactions. If the Contract Price for a Transaction is determined by reference to a third-party information source, then the following shall be applicable to such Transaction.
(a) Market Disruption. If a Market Disruption Event (defined below) has occurred and is continuing for one or more Trading Days during the Determination Period, then the parties shall negotiate in good faith to agree on a Floating Price (or a method for establishing a Floating Price). If the parties cannot agree on an alternative Floating Price or reference publication within five (5) Business Days (for transactions with a Delivery Period of less than one (1) month) or thirty (30) days (for transactions with a Delivery Period of more than one (1) month) of the Market Disruption Event, then the issue shall be referred by each party to a senior officer for resolution. If the parties fail to reach an agreement within 30 days after such referral, then the Floating Price or reference publication shall be finally and conclusively determined by arbitration, before a single arbitrator in accordance with the CPR Rules for Non-Administered Arbitration, and governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16 and judgment upon the decision rendered by the arbitrator may be entered by any court having jurisdiction thereof. Pending the arbitrator’s decision, the Floating Price shall be determined by reference to the last price published prior to the cessation of the original index and any adjustments to such Floating Price based on the arbitrator’s decision shall be made in the first monthly billing following such decision.
(b) Corrections to Published Prices. For purposes of determining the relevant prices for any day, if the price published or announced on a given day and used or to be used to determine a relevant price is subsequently corrected and the correction is published or announced by the person responsible for that publication or announcement within two (2) years, either Party may notify the other Party not later than thirty (30) days after publication or announcement of (i) that correction and (ii) the amount (if any) that is payable as a result of that correction. If a Party gives notice that an amount is so payable, the Party that originally either received or retained such amount will, not later than three (3) Business Days after the effectiveness of that notice, pay, subject to any applicable conditions precedent, to the other Party that amount, together with interest at the Interest Rate for the period from and including the day on which payment originally was (or was not) made to but excluding the day of payment of the refund or payment resulting from that correction.
(c) Calculation of Floating Price. For the purposes of the calculation of a Floating Price, all numbers shall be rounded to three (3) decimal places. If the fourth (4th) decimal number is five (5) or greater, then the third (3rd) decimal number shall be increased by one (1), and if the fourth (4th) decimal number is less than five (5), then the third (3rd) decimal number shall remain unchanged.
(d) Definitions for Index Transactions. The following definitions shall apply:
“Determination Period” means each calendar month during the term of the relevant Transaction; provided that if the term of a Transaction is less than one calendar month the Determination Period shall be the term of a Transaction.

“Floating Price” means the price specified in a Transaction as being based upon a specified index.
“Market Disruption Event” means, with respect to an index, any of the following events: (i) the failure of the index to announce or publish information necessary for determining the Floating Price; (ii) the failure of trading to commence or the permanent discontinuation or material suspension of trading in the relevant options contract or commodity on the exchange or market acting as the index; (iii) the temporary or permanent discontinuance or unavailability of the index; (iv) the temporary or permanent closing of any exchange acting as the index; or (v) a material change in the formula for or the method of determining the Floating Price.
“Trading Day” means a day in respect of which the relevant price source published or was to publish the relevant price.”
8. Further Amendments to Section 14 of the Base Contract:
a. Section 14.5 is amended by adding the following at the end of the Section: “EACH PARTY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK CITY, BOROUGH OF MANHATTAN, FOR ANY ACTION, SUIT, CLAIM OR PROCEEDING ARISING UNDER OR RELATING TO THIS CONTRACT OR ANY TRANSACTION (EACH, A “PROCEEDING”), AND EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE TO SUCH JURISDICTION OR THE CONVENIENCE OF SUCH FORUM. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHT TO ANY JURY TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS CONTRACT. “
b. Section 15.8 is amended by inserting the words “as of the date of this Contract and the date of entering into each Transaction” after the word “warrants” in the first line.
c. Section 15.10 is amended by deleting the parenthetical phrase in the first sentence in its entirety and replacing it with the following: “(other than (i) the employees, lenders, counsel, accountants, and other agents of the party and/or its Affiliates, prospective purchasers of all or substantially all of a party’s assets or of any rights under this Contract, and/or parties providing gas gathering and/or processing services for the party and/or its Affiliates, provided such persons shall have agreed to keep such terms confidential and (ii) the royalty owners and working interest partners of the party and/or its Affiliates).”
c. The following are added to Section 14:
“14.13. Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):
(a) It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.
(c) The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.
(d) It is entering into this Contract, including each Transaction, as principal and not as agent of any person or entity.
14.14. Commodity Exchange Act. Each party represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into among them that:
(a) Such party is an “eligible contract participant” as such term is defined in the Commodity Exchange Act, as amended (“CEA”) 7 U.S.C. § 1 (a) (12); and (z) it is an “eligible commercial entity” as such term is defined in the CEA, as amended 7 U.S.C. § 1 (a) (11).
(b) Such party is entering into each Transaction in connection with its business or a line of business and the terms of this Contract and each Transaction have been individually tailored and negotiate.”
14.15 Conflict of Interest. No director, employee, or agent of either party shall give to or receive from any director, employee, or agent of the other party any commission, fee, rebate, gift, or entertainment of significant cost or value in connection with this Contract. Any mutually agreeable representative(s) authorized by either party may audit the applicable records of the other party solely for the purpose of determining whether there has been compliance with this paragraph.
IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused these Special Provisions to be executed by their respective duly authorized representatives as of the date first set forth above.

CHEVRON NATURAL GAS, A DIVISION OF CHEVRON U.S.A. INC.			ATLAS RESOURCES, LLC, VIKING RESOURCES, LLC RESOURCE ENERGY, LLC (severally and not jointly)

By:	/s/ E J Ellzey		By:	/s/ Matthew A. Jones

	Name:	E J Ellzey		Name:	Matthew A. Jones
	Title:	Attorney-in-Fact		Title:	Chief Financial Officer
Date: November 8, 2010			Date: November 8, 2010

TRANSACTION CONFIRMATION	EXHIBIT A
FOR IMMEDIATE DELIVERY
SUPPLY CONTRACT NO. 0001

Letterhead/Logo	Date:
Transaction Confirmation #:
This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated November  _____, 2010. The terms of this Transaction Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Base Contract.

SELLER:	BUYER:
Atlas Resources, LLC, Viking Resources, LLC and Resource	Chevron Natural Gas, a division of Chevron USA, Inc.
Energy, LLC (“Atlas”)	Attn: Confirmation Department
Attn: James D. Toth, Gas Marketing	Phone: 832-854-5110
Phone: 215-546-5006	Fax: 832-854-3292
Fax: 215-761-0457	Base Contract No. 0001
Base Contract No. 0001	Transporter:	_______________________
Transporter:	Transporter Contract Number:

Transporter Contract Number:

Contract Price: See Special Provisions for Pricing Terms

Delivery Period: See Special Provisions	End: See Special Provisions
Performance Obligation and Contract Quantity: (Select as appropriate; Closing occurred on                       _____, 2011)
Year:
☐ Year 1 (first 12 months following the Closing)
☐ Year 2 (12 months to 24 months following the Closing)
☐ Year 3 (24 months to 36 months following the Closing)
Firm Base Load Volume: ☐

Month	1	2	3	4	5	6	7	8	9	10	11	12
MMBtus/d
Excess Daily Gas: ☐
                     MMBtus/day
Delivery Point(s): See Special Provisions
(If a pooling point is used, list a specific geographic and pipeline location):
Special Conditions:
Special Provisions attached hereto as Schedule I are incorporated herein by reference.
*  Firm (Variable Quantity) subject to Special Provisions

Seller: Atlas Resources, LLC, Viking Resources, LLC and Resource Energy, LLC. (severally and not jointly)		Buyer: Chevron Natural Gas, a division of Chevron USA Inc.

By:		By:

	Name:		Name:
	Title:		Title:
Date:		Date:

Copyright © 2002 North American Energy Standards Board, Inc. NAESB Standard 6.3.1
All Rights Reserved	September 5, 2006

SCHEDULE I
SPECIAL PROVISIONS
Attached to and Forming Part of
That certain Transaction Confirmation — SUPPLY CONTRACT NO. 0001
By and between Atlas Resources, LLC, Viking Resources, LLC and Resource Energy, LLC (“Atlas” or
“Seller”)
and
Chevron Natural Gas, a division of Chevron U.S.A. Inc. (“Chevron” or “Buyer”)
Dated as of November 8, 2010
These Special Provisions hereby modify, supplement and amend the Transaction Confirmation — SUPPLY CONTRACT NO. 000 _____, dated and ratified as of the date hereof (the “Transaction Confirmation”), and, solely to the extent described in these Special Provisions with respect to the transaction(s) contemplated by the Transaction Confirmation, the Base Contract between the parties referenced in the Transaction Confirmation. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Base Contract between the parties referenced in the Transaction Confirmation.
1. Amendments to Section 2 of the Base Contract: Section 2 is amended by adding the following new definitions in alphabetical order:
“NYMEX Contract Price” means a per MMBtu price equal to the NYMEX Settle Price, plus ***.
“NYMEX Settle Price” means a per MMBtu price equal to the NYMEX last day settle price of one MMBtu of Gas for the next delivery Month.
2. Amendments of Section 4 of the Base Contract.
A. Amendment to Section 4.2 of the Base Contract: Section 4.2 is amended by adding the following to the end of that Section: “Notwithstanding the foregoing, Atlas Resources, LLC (“Resources”) shall (a) not more than 60 days following the execution and delivery of the Restructuring Agreements (as defined below) nominate on behalf of Seller the Base Load Firm Volume (as defined below) Contract Quantity of Gas to be supplied, purchased and sold hereunder on a Firm basis per day each Month (denominated in MMBtu/day) during Year 1 (as defined below), and (b) not less than 60 days prior to the end of (i) Year 1, nominate on behalf of Seller the Base Load Firm Volume Contract Quantity of Gas to be supplied, purchased and sold hereunder on a Firm basis per day each Month (denominated in MMBtu/day) during Year 2 and (ii) Year 2 (as defined below), nominate on behalf of Seller the Base Load Firm Volume of Gas to be supplied, purchased and sold hereunder on a Firm basis per day each Month (denominated in MMBtu/day) during Year 3 (as defined below). In the event that Resources (or Seller in lieu of Resources) fails to timely nominate Base Load Firm Volumes as set forth above in clauses (i) or (ii) for the coming Year 2 or 3 time period during the Delivery Period, then Resources shall be deemed to have nominated the maximum Base Load Firm Volume for the coming Year 2 or 3 period set forth below for the entire 12-month period. To the extent that Seller expects to supply more Gas on any day than the applicable Base Load Firm Volume (“Excess Daily Gas”), Resources will use commercially reasonable efforts to supply to Buyer no later than 7:30 a.m. Central on each Business Day estimates of the aggregated volumes of Excess Daily Gas to be delivered to that Delivery Point on the following Day, and seasonal production volume forecasts for delivery of Excess Daily Gas into that Delivery Point on a rolling 2-month basis during the Delivery Period.”

3. Pricing: With respect to any volumes of Gas purchased or sold pursuant to the Transaction Confirmation, such volumes of Gas will be priced in accordance with the following:
A. Supply of Firm Base Load Volume for each Delivery Point: The NYMEX Contract Price.
B. Supply of Excess Daily Gas. Excess Daily Gas supplied by Seller to Buyer hereunder shall be purchased by the Buyer on a Firm basis during the Delivery Period. The parties will attempt to negotiate a mutually-agreeable price with respect to any Excess Daily Gas based upon fair market value less a reasonable marketing fee payable to Seller
4. Delivery Point and Firm Base Load Volume. The Firm Base Load Volume for each Delivery Point (see list of meters that tie into each interstate line, which list is attached hereto as Attachment 1; for the Transaction Confirmation, “Delivery Point” shall mean any or all of the meters listed for each interstate line) shall be as set forth below and shall be specified on a Month-to-Month basis as set forth in Section 2(a) above:
All Base Load Volume Contract Quantities set forth below are denominated in MMBtu/day.

Delivery Point	Year 1 Base Load Volume	Year 2 Base Load Volume	Year 3 Base Load Volume
Equitrans	***	***	***
Columbia	***	***	***
TETCO	***	***	***
NFGS	***	***	***
Dominion	***	***	***
5. Delivery Period. The Delivery Period will commence on the day of the “Closing” as defined in and occurring under (i) that certain Transaction Agreement by and among Atlas Energy, Inc., Atlas Energy Resources, LLC, Atlas Pipeline Holdings, L.P. and Atlas Pipeline Holdings GP, LLC. dated as of November 8, 2010 (the “Transaction Agreement”) and (ii) Agreement and Plan of Merger by and among Chevron Corporation, Arkhan Corporation and Atlas Energy, Inc. dated as of November 8, 2010 (the “Merger” and together with the Transaction Agreement, collectively, the “Restructuring Agreements”); provided that if the Closing for the Restructuring Agreements occur on different calendar dates, then so long as both Closings occur, the Delivery Period will commence on the later calendar date of Closing. The Delivery Period will end on March 31, 2014. As noted above, for the purposes of establishing the Firm Base Load Volume, the Delivery Period shall be divided into three (3) periods: Year 1 beginning at the Closing and ending on March 31, 2012, Year 2 beginning April 1, 2012 and ending on March 31, 2013, and Year 3 beginning on April 1, 2013 and ending on March 31, 2014.
6. Duty to Mitigate. Notwithstanding anything in Section 3 of the Contract to the contrary, in the event that Seller fails to deliver sufficient volumes of Gas on any Day to meet its Firm Base Load Volume Contract Quantity obligation, then Buyer will use commercially reasonable efforts to mitigate the costs to cover any portion of the difference between the Firm Base Load Volume Contract Quantity and the volume actually delivered by Seller.
7. Several Liability. The liability and obligations of each Seller party under this Transaction Confirmation and as parties to the Base Contract shall be several, and not joint.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused these Special Provisions to be executed by their respective duly authorized representatives as of the date first set forth above.

Atlas Resources, LLC, Viking Resources, LLC and Resource Energy, LLC. (severally and not jointly)		Chevron Natural Gas, a division of Chevron U.S.A. Inc.
By:		By:
	Name:		Name:
	Title:		Title:
Date:		Date:

Attachment 1
Delivery Points

***

AGREEMENT REGARDING TRANSACTION CONFIRMATIONS
Attached to and Forming Part of
That certain Base Contract for Sale and Purchase of Natural Gas
By and between Chevron Natural Gas (“CNG”)
And
Atlas Resources, LLC, Viking Resources, LLC and Resource Energy, LLC (collectively, the “AHD Entities”)
Dated as of November 8, 2010
Reference is made to (a) that certain Agreement and Plan of Merger, dated November 8, 2010 (the “Merger Agreement”), by and among Atlas Energy, Inc., a Delaware corporation (“ATLS”), Arkhan Corporation and Chevron Corporation (“Chevron”) and (b) that certain Transaction Agreement, dated November 8, 2010 (the “Transaction Agreement,” and together with the Merger Agreement, the “Restructuring Agreements”), by and among ATLS, Atlas Energy Resources, LLC, Atlas Pipeline Holdings, L.P. and Atlas Pipeline Holdings GP, LLC. Unless otherwise specified or clearly indicated to the contrary by the context of this agreement, capitalized terms shall have the meaning(s) ascribed to them in the Base Contract for Sale and Purchase of Natural Gas (and Special Provisions appended thereto) described above.

Upon the later to occur of (i) the Closing (as defined in the Transaction Agreement) of the transactions contemplated by the Transaction Agreement and (ii) the Closing (as defined in the Merger Agreement) of the transactions contemplated by the Merger Agreement, Chevron and AHD shall, or shall cause CNG or each of the AHD Entities, as applicable, to enter into a Transaction Confirmation, substantially in the form attached to this Agreement as Exhibits A in respect of Year 1 (as defined in Schedule I (Special Provisions) to the Transaction Confirmation), with such changes as the parties may mutually agree to; provided, however, that in accordance with Section 2 of Schedule I (Special Provisions) and subject to the maximum Firm Base Load Volume set forth in Section 4 of Schedule I (Special Provisions) to the Transaction Confirmation for Year 1, Atlas Resources, LLC (“Resources”) will:
1. not more than 60 days following the execution and delivery of the Restructuring Agreements, nominate on behalf of the AHD Entities, the Firm Base Load Volume Contract Quantity to be supplied, purchased and sold pursuant to the Transaction Confirmation during Year 1;
2. not more than 60 days prior to the end of Year 1, nominate on behalf of the AHD Entities, the Firm Base Load Volume Contract Quantity to be supplied, purchased and sold pursuant to a second Transaction Confirmation during Year 2; and
3. not more than 60 days prior to the end of Year 2, nominate on behalf of the AHD Entities, the Firm Base Load Volume Contract Quantity to be supplied, purchased and sold pursuant to a third Transaction Confirmation during Year 2;

provided further, that if Resources or any of the other AHD Entities in lieu of Resources fails to nominate timely the Firm Base Load Volume for any applicable period, Resources shall be deemed to have nominated the maximum Firm Base Load Volume set forth in Section 4 of Schedule I (Special Provisions) to the applicable Transaction Confirmation.
Subject to the satisfaction of the condition precedent that the Closings described in the second paragraph of this Agreement have occurred, the parties agree that the pricing for Firm Base Load Volumes and the maximum Firm Base Load Volumes set forth in Section 4 of Schedule I (Special Provisions) shall be binding on both parties.
The parties agree that because (a) the beginning of the Delivery Period is contingent upon the date of the Closings described above in the second paragraph of this agreement, and (b) nominations of Firm Base Load Volume in Year 1 are contemplated to be made on a rolling, Month-to-Month basis, subject to certain restrictions as set forth above, using a specified per-day volume, and (c) the AHD Entities’ production is likely to vary significantly Month-to-Month during the Delivery Period, Resources will need a certain amount of flexibility in nominating Firm Base Load Volumes for Year 1 in advance of the Closings described above without knowing exactly when the Closing will occur; however, CNG will need a certain amount of certainty regarding Firm Base Load Volumes for Year 1 well before the start of the Delivery Period. To that end, the parties agree that Resources shall use the schedule set forth on Attachment A hereto as a guide in establishing Firm Base Load Volumes for Year 1.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this agreement to be executed by their respective duly authorized representatives as of the date first set forth above.

CHEVRON NATURAL GAS, A DIVISION OF CHEVRON U.S.A. INC.		ATLAS RESOURCES, LLC, VIKING RESOURCES, LLC and RESOURCE ENERGY, LLC (severally and not jointly)

By:	/s/ E.J. Ellzey Name: E.J. Ellzey	By:	/s/ Matthew A. Jones Name: Matthew A. Jones
	Title: Attorney-in-Fact		Title: Chief Financial Officer
Date: November 8, 2010		Date: November 8, 2010

Attachment A
Guide for Year 1
The following volumes will need to be converted to MMBtu/day on a 30.4 avg. days/month basis and using reasonable heating value to volume assumptions.

Month
Volumes
Gross Gas
Production
(mmcf)	4/30/2011	5/31/2011	6/30/2011	7/31/2011	8/31/2011	9/30/2011	10/31/2011	11/30/2011	12/31/2011	1/31/2012	2/29/2012	3/31/2012
EQUITRANS	***	***	***	***	***	***	***	***	***	***	***	***
COLUMBIA	***	***	***	***	***	***	***	***	***	***	***	***
TETCO	***	***	***	***	***	***	***	***	***	***	***	***
NFGS	***	***	***	***	***	***	***	***	***	***	***	***
DOMINION	***	***	***	***	***	***	***	***	***	***	***	***